EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Each of the below-listed subsidiaries is 100 percent directly or indirectly owned by CompuDyne Corporation.


                                                                                                              Percentage
                                                                                                               of voting
                                                                                                               securities
                                                    Incorporated                                               owned by
                                                      under the                                                immediate
Name                                                  laws of                 Parent                             parent
----                                                ------------         ------------------                   -----------
CompuDyne Corp. of Maryland *                          Maryland          CompuDyne Corporation                     100%
CompuDyne-Integrated Electronics Division, LLC *       Delaware          CompuDyne Corporation                     100%
CompuDyne, Inc.**                                      Delaware          CompuDyne Corporation                     100%
CorrLogic, LLC *                                       Delaware          CompuDyne-Public Safety and Justice       100%
Norment Security Group, Inc. *                         Delaware          CompuDyne Corporation                     100%
Norshield Corporation  *                               Alabama           CompuDyne Corporation                     100%
Norment Industries S.A. (Pty) Ltd.                     South Africa      Norment Security Group, Inc.              100%
Fiber SenSys, LLC *                                    Delaware          CompuDyne Corporation                     100%
CompuDyne-Public Safety and Justice, Inc. *            Virginia          CompuDyne Corporation                     100%
Xanalys Corporation *                                  Delaware          CompuDyne-Public Safety and Justice       100%
Xanalys Limited *                                      United Kingdom    Xanalys Corporation                       100%
Xanalys Pty. Ltd. *                                    Australia         Xanalys Corporation                       100%
Xanalys Corp.  *                                       Canada            Xanalys Corporation                       100%


Note:     *    All  subsidiaries  of the Registrant as of December 31, 2005, are
               included  in  the  consolidated   financial   statements  of  the
               Registrant.
          **   CompuDyne,  Inc. filed for petition in bankruptcy on December 31,
               1991.


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